UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 05/05/09

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice and Proxy Statement Form 10-K

To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 04/21/09

To request material: Internet: www.proxyvote.com Telephone: 1-800-579-1639

**Email: sendmaterial@proxyvote.com **If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line.

Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. ARGO GROUP INTERNATIONAL

HOLDINGS, LTD.

Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

110 PITTS BAY ROAD these shares.

PEMBROKE HM08 BERMUDA Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

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Meeting Location

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

The Annual Meeting for holders as of 03/13/09 is to be held on 05/05/09 at 10:30 a.m., local time The Annual General Meeting (the “Annual General Meeting”) of Argo Group International Holdings, Ltd. (“Argo Group”), a Bermuda company, will be held on May 5, 2009 at at: Tucker’s Point Hotel

10:30 a.m., local time at Tucker’s Point Hotel, 60 Tucker’s Point Dr., Tucker’s Town,

60 Tucker’s Point Dr., Hamilton Parish HS 02, Bermuda and at any adjournments or postponements thereof.

Tucker’s Town,

The Annual General Meeting is called for the following purposes:

Hamilton Parish HS 02

Bermuda 1. To elect three Class II directors to our Board of Directors for a term of three years; and

2. To consider and approve the recommendation of the Audit Committee of our Board of Electronic Delivery of Future Shareholder Communications Directors that Ernst & Young LLP be appointed as our independent auditors for the If you would like to reduce the costs incurred by Argo Group International fiscal year ending December 31, 2009 and to refer the determination of the independent Holdings, Ltd. in mailing proxy materials, you can consent to receiving all future auditors’ remuneration to the Audit Committee of our Board of Directors; proxy statements, proxy cards and annual reports electronically via e-mail or the General Meeting or any adjournments or postponements thereof.

Internet. To sign up for electronic delivery, please follow the instructions to submit your proxy using the Internet and, when prompted, indicate that you agree to The Board of Directors of Argo Group has fixed the close of business on March 13, 2009 as receive or access shareholder communications electronically in the future. the record date for determining those shareholders who will be entitled to vote at the Annual General Meeting.

The vote of each shareholder is important. I urge you to access the proxy materials on the Internet or to request either an electronic or a paper copy of them as promptly as possible. This will ensure that you will be able to complete your proxy card in a timely manner so that these shares will be voted at the Annual General Meeting.

By Order of the Board of Directors

David J. Doyle Secretary March 16, 2009

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Voting items

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. To elect three Class II directors to our Board of Directors for a term of three years 01) Mural R. Josephson 02) John R. Power, Jr.

03) Gary V. Woods

2. To consider and approve the recommendation of the Audit Committee of our Board of Directors that Ernst & Young LLP be appointed as our independent auditors for the fiscal year ending December 31, 2009 and to refer the determination of the independent auditors’ remuneration to the Audit Committee of our Board of Directors.

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